Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D/A (including amendments thereto) with regard to the shares of Common Stock of CLS Holdings USA, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of September 30, 2022.

ELMER LOUIS WERNER, III

March 21, 2025
Date

/s/ Elmer Louis Werner, III
Signature

Elmer Louis Werner, III
Name/Title

LEM INVESTMENTS LLC

March 21, 2025
Date

/s/ Elmer Louis Werner, III
Signature

Elmer Louis Werner, III, Member
Name/Title